EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (the "Agreement"), made and entered into as of the 6th day of January, 2000, by and between:

         (i) Samuel A. Milne, an individual of Miami, Florida (the "Employee") and

         (ii) 21st Century Holding Company, a Florida corporation with offices and place of business in Plantation, Florida (the "Company") and

         (iii) FedFirst Bank, in organization in Plantation, Florida (the
               "Bank").

                     P R E L I M I N A R Y   S T A T E M E N T

WHEREAS, the Company is engaged in the banking and insurance business and desires to employ Employee and to secure for the Company and the Bank the benefit of Employee's experience, efforts and abilities in connection with the business of the Company and the Bank, all as provided herein; and

WHEREAS, the Company has and will continue to expend substantial resources in connection with the aforementioned endeavors; and

WHEREAS, the Company desires to engage Employee initially as Chief Financial Officer ("CFO") of the Company, to perform such executive duties as a CFO of the Company would normally perform or as otherwise specified in applicable provisions of the by-laws of the Company in effect on the date of this Agreement, and shall perform, in addition thereto, such other reasonable duties as the Company may reasonably request;

WHEREAS, at such time as the Bank is chartered the Company desires that Employee resign as Chief Financial Officer of the Holding Company, and desires to engage Employee as Chief Executive Officer ("CEO") of the Bank, to perform such executive duties as a CEO of the Bank would normally perform, and shall perform, in addition thereto, such other reasonable duties as the Bank may reasonably request;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Employment. Effective as of the date set forth above, the Company employs Employee, and Employee hereby accepts employment by Company, and agrees to serve the Company, upon the terms and conditions set forth in this Agreement.

2. Term of Employment. The Employee shall be employed for a period of two (2) years from the date set forth in Paragraph 1 herein (the period of employment may be referred to as the "Term of Employment").

3. (a) Duties of Employee as CFO of the Company. So long as employed hereunder as

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          the CFO of the Company, Employee agrees to devote Employee's full business time and energy to the business and affairs of the Company, to perform Employee's duties hereunder effectively, diligently and to the best of Employee's ability and to use Employee's best efforts, skill and abilities to promote the Company's interests. Employee's duties shall include, but are not limited to, such executive duties as a Chief Financial Officer of the Company would normally perform or as otherwise specified in applicable provisions of the by-laws of the Company in effect on the date of this Agreement, and shall perform, in addition thereto, such other services as may be determined by the Company from time to time in the Company's reasonable discretion.

         (b) Duties of Employee as CEO of the Bank. Until such time as the Bank is chartered, Employee agrees to resign as CFO of the Company and serve as CEO of the Bank. So long as employed hereunder as the CEO of the Bank, Employee agrees to devote Employee's full business time and energy to the business and affairs of the Bank, to perform Employee's duties hereunder effectively, diligently and to the best of Employee's ability and to use Employee's best efforts, skill and abilities to promote the Company's interests. Employee's duties shall include, but are not limited to, such executive duties as a Chief Executive Officer of the Bank would normally perform, and shall perform, in addition thereto, such other services as may be determined by the Bank from time to time in the Bank's reasonable discretion.


 4. Compensation. For all services to be rendered by Employee to the Company and the Bank during the Term of Employment, the Company agrees to compensate Employee and Employee agrees to accept from the Company, the following compensation:

         (a) Base Salary. The Company agrees to pay Employee a minimum base salary per week over a 52- week period payable biweekly in the following amount:

                      TWO THOUSAND AND 00/100 DOLLARS    ($2,000.00)

         (b) Bonus. The Company agrees to pay Employee a bonus based upon the following bonus structure:

                  (1) Initial Bonus: Upon the execution of this Agreement, Employee shall receive the option to purchase 20,000 shares of stock of the Company at $10.00 per share pursuant to the 1998 Stock Option Plan (refer to attachment "21st Century Holding Company 1998 Stock Option Plan) of 21st Century Holding Company.

         (c) Medical Insurance. In addition to the Employee's salary and bonus, as set forth above, and so long as Employee is employed by the Company, the Company agrees to provide and pay the premium cost for medical insurance coverage for the Employee commensurate with the coverage provided by the Company for other similarly situated employees.

5. Termination. The Company may terminate employee's employment with the Company if any of the following shall occur:

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         (a)      Employee shall be discharged for "good cause" which shall mean that:

                  (i) there has been continued gross neglect on the part of the Employee in the performance of Employee's duties under this Agreement with notice and an opportunity to cure: or

                  (ii) Employee shall have committed a material breach of any term or condition of this Agreement; or

                  (iii) Employee is convicted of a felony or of any crime involving moral turpitude which is committed by Employee during the term of this Agreement.

                  (iv) Employee continued to neglect Employee Handbook Policies and Procedures.

         If Employee's employment by the Company shall be terminated as provided in this Section 5 or if Employee voluntarily terminates Employee's employment by the Company, the Employee shall be entitled to Employee's base weekly salary (as provided in Section 4(a) above) prorated only through the date of the termination of employment.

         (b) Notwithstanding the provisions of paragraph (a), all parties agree to the following:

                  (ii) The Bank's Board of Directors may terminate the Employee's employment at anytime, but any termination by the Bank's board of Directors other than termination for cause, shall not prejudice the Employee's right to compensation or other benefits as agreed to under the original employment agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for cause. Termination for cause shall include termination due to the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary responsibility involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or material breach of any provision on the contract.

                 (ii) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by any notice served by any Federal Regulatory Agency under Section 8 of the Federal Deposit Insurance Act, the Bank's obligations under the contract shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges are dismissed, the Bank may, in its discretion, pay the Employee all or part of the withheld compensation while its contractual obligations were suspended and reinstate (in whole or in part) any of its obligations that were suspended.

                 (iii) If the Employee is removed and/or permanently prohibited from participating in the conduct of the banks affairs by an order issued by any Federal Regulatory Agency under Section 8 of the Federal Deposit Insurance Act, all obligations of the Bank under the contract shall terminate as of the effective

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                        date of the order. However, vested night of the
                        contracting parties shall not be affected.

                 (iv) If the Bank is in default, (as defined in the Federal Deposit Insurance Act), all obligations under the contract shall terminate as of the date of default, but this action shall not affect any of the vested rights of the contracting parties:

                 (v) All obligations under the contract shall be terminated, except to the extent determined that continuation of the contract is necessary of the continued operation of the Bank by:

                                  o   The Director or his or her designee, at
                                      the time the Federal Deposit Insurance
                                      Corporation or Resolution Trust
                                      Corporation enters into an agreement to
                                      provide assistance to, or on behalf of the Bank under the authority contained in the Federal Deposit Insurance Act; or

                                  o   The Director or his or her designee, at
                                      the time the Director or his or her
                                      designee approves a supervisory merger to resolve problem related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

    Any rights of the parties that have already vested, however, shall not be affected by such action.


6. Annual Review. All parties agree that upon chartering of the Bank, each year the Bank's Board of Directors will review the performance and compensation arrangements between the Bank and Employee, with such action documented in the FedFirst board of directors' minutes.

7. Salary Allocation. Upon Employee's resignation as CFO of the Company and upon Employee's service as CEO of the Bank, the Bank agrees to reimburse the Company for 50% of the payments made to Employee pursuant to the terms of this Agreement, as partial compensation to the Company for Employee's services as a full-time employee of the Bank.

8. Confidentiality Agreement. The Employee recognizes, acknowledges and agrees that the documents, lists, files, records, data and other information developed and acquired by the Company, including all information developed and acquired by the Employee in the course of Employee's employment with the Company as it may exist from time to time, are considered confidential, and include, but are not limited to, all information relating to the Company's projects, proposed projects or applications (the "Confidential Information").

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         (a)      Prohibited Acts. The Employee understands and agrees that all such Confidential Information is to be preserved and protected, is not to be disclosed or made available, directly or indirectly, to third persons for purposes unrelated to the objectives of the Company, without prior authorization of an executive officer of the Company, and is not to be used, directly or indirectly, for any purpose unrelated to the objectives of the Company without prior written authorization of an executive officer of the Company.

         (b) Continuing Obligations. The Employee understands and agrees that Employee's obligations under this Agreement, specifically including the obligations to preserve and protect and not to disclose (or make available to third persons) or use for purposes unrelated to the objectives of the Company, without prior written authorization of an executive officer of the Company, Confidential Information, continue indefinitely and do not, under any circumstances or for any reason (specifically including wrongful discharge), cease upon termination of employment; and that, in the event of termination of the Employee's employment for any reason (specifically including wrongful discharge), such Confidential Information shall remain the sole property of the Company and shall be left in its entirety in the undisputed possession and control of the Company after such termination.

9. Enforcement of Covenants. In addition to all other remedies available at law or in equity, the covenants contained in Sections 6 and 7 hereof shall be enforceable by decree of specific performance and/or injunctive relief and shall be construed as separate covenants covering competition in the geographical territory set forth, and if any court shall finally determine that the restraints provided for therein are too broad as to the area, activity or time covered, then the area, activity or time covered, as the case may be, may be reduced by such court to whatever extent the court deems reasonable and such covenants shall be enforced as to such reduced area, activity or time.

10. Notices. All notices, demands and other communications which may or are required to be given to or made by either party to the other in connection with this Agreement shall be in writing, shall be given by hand delivery or by United States Certified or Registered mail, return receipt requested, postage prepaid, and shall be deemed to have been given or made when received by the addressee, addressed to the respective parties as follows:

         If to Employee:                    SAMUEL A. MILNE
                                            15820 S.W. 77 Avenue
                                            Miami, Florida 33157
         If to Company
         Or the Bank:                       21ST CENTURY HOLDING COMPANY
                                            4161 N.W. 5th Street
                                            Plantation, Florida 33317
                                            Attn: Edward J. Lawson

11.      Miscellaneous:

         (a) This Agreement has been executed in and shall be governed and construed in

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accordance with the laws of the State of Florida.

         (b) Unless otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative and not restrictive of those given by law.

         (c) No failure of any party hereto to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, and no customary practice of the parties at variance with the terms hereof, shall constitute a waiver of a party's right to demand exact compliance with the terms hereof.

         (d) Time is of the essence in complying with the terms, conditions and provisions of this Agreement.

         (e) This Agreement contains the entire agreement of the parties hereto pertaining to the subject matter hereof, and no representation, inducements, promises or agreements between the parties not contained herein shall be of any force or effect.

         (f) This Agreement is binding upon and shall inure to the benefit of the Company, its successors and assigns, the Bank, its successors and assigns, and the Employee and his respective heirs, personal representatives, successors and assigns.

         (g) Any amendment to this Agreement shall not be binding upon the parties to this Agreement unless such amendment is in writing and due executed by all the parties hereto.

         (h) In the event any litigation or controversy arises out of or in connection with this Agreement between the parties hereto, the prevailing party in such litigation or controversy shall be entitled to recover from the other party or parties all reasonable attorney's fees, expenses and suit costs, including those associated with any appellate or post-judgment collection proceeding.




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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day, month and year first above written.



                                        --------------------------------
                                        SAMUEL A. MILNE
                                        (the "Employee")


                                        21ST CENTURY HOLDING COMPANY
                                        a Florida corporation


                                        By:------------------------------
                                        Name:    Edward J. Lawson
                                            -----------------------------
                                        Title:   President
                                              ---------------------------
                                        (the "Company")


                                        FIRSTFED BANK (IN ORGANIZATION)

                                        By:-----------------------------
                                        Name:---------------------------
                                        Title:--------------------------
                                        (the "Bank")


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